UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 11, 2006

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Management Bonus Performance Metrics
     On May 11, 2006, the Compensation Committee of the Board of Directors of iPass Inc. established the performance metrics for the second, third and fourth quarters of 2006 for iPass’ 2006 Annual Executive Management Bonus Plan (the “Plan”). The description of the Plan is set forth in iPass’ Current Report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2006.
Grants of Equity Awards
     On May 11, 2006, the Compensation Committee of the Board of Directors of iPass Inc. granted to the following executive officers the right to receive performance shares in the following amounts:

		Shares Subject to
Name	Title	Performance Shared
John C. Charters	Chief Operating Officer	11,250
Anurag Lal	SVP, Business Development	11,250
Bruce K. Posey	SVP, General Counsel & Corporate Secretary	11,250
Frank E. Verdecanna	Vice President, Finance & CFO	11,250
Joel B. Wachtler	Vice President, Marketing & Strategy	11,250
Kenneth D. Denman	Chairman and CEO	27,000

The above performance shares shall be earned upon the achievement of certain iPass financial metrics by April 1, 2008. If not earned, the grant of the right to receive the performance shares shall expire on the date of the audit committee meeting approving iPass’ financial results for the quarter ended March 31, 2008. Once earned, the grant of the performance shares shall vest and be issued as follows: 50% on May 15, 2008 and 50% on November 15, 2008, provided the executive continues to be employed by iPass.
In addition, on May 11, 2006, the Compensation Committee of the Board of Directors of iPass Inc. granted stock options and shares of restricted stock to its executive officers, which grants were made pursuant to forms of stock option and restricted stock award agreements previously filed as exhibits to iPass’ Exchange Act filings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.
By:	/s/ Bruce K. Posey
	Name:	Bruce K. Posey
	Title:	Vice President, General Counsel and Secretary

Dated: May 15, 2006